Exhibit 99.1

NEWS RELEASE Constar International Inc. One Crown Way Philadelphia, PA 19154-4599 Main Phone: (215) 552-3700

For Immediate Release

William S. Rymer to Resign as Constar CFO Following Transition Period

Philadelphia, PA – September 20, 2005 — Constar International Inc. (NASDAQ:CNST) announced today that William S. Rymer has decided to resign as the Company’s Executive Vice President and Chief Financial Officer for personal reasons. Mr. Rymer intends to remain with the Company for an unspecified period of time while the Company recruits a new Chief Financial Officer and effects a smooth transition.

Michael J. Hoffman, the Company’s President and Chief Executive Officer, commented, “We are sorry to lose an executive of Bill’s caliber. We are grateful to Bill for his many accomplishments here. He led our February 2005 refinancing, which provided us with a $70 million asset based revolving credit facility, reduced our effective interest rates on outstanding borrowings, and extended the average maturity dates on our secured debt. He was also instrumental in the development and implementation of Sarbanes-Oxley compliance procedures. We appreciate Bill’s professionalism in agreeing to continue in his current role so as to minimize disruption while we locate a replacement.”

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all information in this press release consists of forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made in this press release to differ include the Company’s ability to successfully recruit a qualified replacement for Mr. Rymer prior to his departure. Other important factors are discussed under the caption “Cautionary Statement Regarding Forward Looking Statements” in the Company’s Form 10-K Annual Report for the year ended December 31, 2004 and in subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

About Constar

Philadelphia-based Constar is a leading global producer of PET (polyethylene terephthalate) plastic containers for food, soft drinks and water. The Company provides

- more -

full-service packaging solutions, from product design and engineering, to ongoing customer support. Its customers include many of the world’s leading branded consumer products companies.

For more information, contact:

William S. Rymer, Executive Vice President and Chief Financial Officer, (215) 698-5095

Ed Bisno, Bisno Communications, (917) 881-5441

### END ###